EXHIBIT 99.1

CONTACT:	Edward Heffernan
Chief Financial Officer
Alliance Data
Tel: 972-348-5191

Julie Prozeller / Christina Corcoran
Financial Dynamics
Tel: 212-850-5600

Media: Shelley Whiddon
Tel: 972-348-4310
ALLIANCE DATA ANNOUNCES RECORD SECOND QUARTER RESULTS
• Company raises guidance for 2007
• Record revenue driven by double-digit growth across largest growth engines
Dallas, TX, July 18, 2007 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced results for the second quarter ended June 30, 2007.
Total second quarter revenue increased 15 percent to a record $563.8 million compared to $490.5 million for the second quarter of 2006. Net income per share was flat at $0.55 per diluted share compared to $0.55 per diluted share for the second quarter of 2006. Excluding merger costs, net income per diluted share would have been up $0.05, or 9 percent.
Adjusted EBITDA for the second quarter of 2007 increased 19 percent to $152.1 million compared to $127.7 million for the second quarter of 2006. Cash earnings per diluted share increased 12 percent to $0.86 per diluted share compared to $0.77 for the second quarter of 2006. See “Financial Measures” below for a discussion of adjusted EBITDA, cash earnings and cash earnings per diluted share. The segment information as well as the adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per share excludes pre-tax merger costs of $6.2 million for the three and six months periods presented. Merger costs represent expenditures directly associated with the proposed merger with an affiliate of The Blackstone Group.
“We are pleased with our second quarter results, which marks our 25th consecutive quarter of meeting or beating expectations,” said Mike Parks, Alliance Data chairman and chief executive officer. “Revenue for the quarter was the highest in the Company’s history — driven by double-digit growth across our three big engines — the AIR MILES® Reward Program in Canada, U.S. Marketing (Epsilon) and private label. Our Marketing Services segment led this strong performance, posting double-digit organic growth in both Epsilon and AIR MILES, with a record one billion AIR MILES Reward Miles issued during the quarter. As a result of our solid performance over the first half of 2007 and the visibility we have for the remainder of the year, we are raising our guidance for full year 2007.” See “Outlook” below for the Company’s full year 2007 guidance.

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During the second quarter, the Company announced that it had entered into a definitive agreement to be acquired by Blackstone Capital Partners V L.P., an affiliate of The Blackstone Group. The transaction is progressing as anticipated and is expected to close in the fourth quarter of 2007.
Relating to the proposed merger, the Company has
•	Received Hart-Scott-Rodino Antitrust and Canadian Competition Act clearance;

•	Secured fully committed financing;

•	Mailed the definitive proxy statement to stockholders on or about July 9, 2007;

•	Scheduled a special meeting of stockholders for August 8, 2007; and

•	Filed change of control applications with the FDIC and OCC.
Second quarter results were driven by over-performance in the Company’s Marketing Services segment in both Canada and the United States. The Canadian loyalty business recorded a strong quarter of double-digit organic growth through the continued expansion of the AIR MILES Reward Program. Momentum continued during the quarter with the addition of new national sponsors — the Royal & SunAlliance, a leading home, car and business insurance company and Johnson Inc., one of Canada’s leading insurance and benefit providers. The Company also signed multi-year contract renewals with several long-standing sponsors including A&P Canada, Goodyear Canada and Forzani Group Ltd., Canada’s largest sporting goods retailer.
Epsilon, Alliance Data’s U.S. platform for Marketing Services, had another outstanding quarter, posting double-digit organic growth fueled by a combination of new client signings and expanded contract renewals. During the quarter, the Company continued to build out its client base, adding a number of well-known brands to its database, analytics and targeted permission-based email businesses.
The Company’s private label business also maintained strong momentum during the quarter, as it continued to benefit from good credit quality, solid core client results and the ramp up of newer client vintages. During the quarter the Company signed a multi-year agreement with Gardner-White Furniture Inc., a top-100 U.S. multi-channel furniture retailer, and added co-brand credit card services to its private label program for Fortunoff — a leading retailer of fine jewelry, home furnishings and seasonal items.
During the quarter, the Company made progress in its utility services business with the signing of a multi-year renewal with Truckee Meadows Water Authority (TMWA), a municipal water utility providing services to more than 92,000 accounts (representing 330,000 end-use residential and commercial customers) in Washoe County, Nevada, including the cities of Reno and Sparks. In addition, the Company successfully completed the conversion of First Choice Power and is expected to convert Green Mountain Energy in August.

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July 18, 2007
Segment Review
Marketing Services revenue increased 26 percent in the second quarter to $262.5 million compared to the prior-year period. Adjusted EBITDA increased 40 percent in the second quarter to $52.2 million compared to the prior-year period. Results were driven by over-performance in the AIR MILES Reward Program, which issued one billion AIR MILES during the quarter, the first time it has reached that quarterly mark in its 15-year history. The AIR MILES Reward Program continues to expand through the strong rollout of major national programs, combined with overall firm pricing and expanded commitments from existing sponsors. In the second quarter, AIR MILES reward miles issued increased 7 percent and AIR MILES reward miles redeemed increased 16 percent, in each case over the prior-year period. Epsilon also had another strong quarter, driven by organic growth, new client signings and expanded client relationships during the first half of the year. The Company expects the Canadian and U.S. marketing businesses to continue to be the leading growth drivers moving forward, as demand for targeted, transaction-based programs continues to replace traditional channels for marketing and loyalty programs.
Credit Services revenue increased 14 percent in the second quarter to $201.4 million compared to the prior-year period. Adjusted EBITDA increased 35 percent to $80.6 million in the second quarter compared to the prior-year period. Portfolio growth was solid at 8 percent, while credit sales were impacted by the early Easter shopping season being spread over the first and second quarters in 2007, compared to the 2006 Easter shopping season, which was entirely in the second quarter. Nonetheless, May and June results returned to solid mid-single digit growth. On the expense side, funding rates remained stable and are on-track to be in line with 2006. Credit quality continues to be excellent with credit losses remaining under the Company’s 6 percent target. Based on favorable delinquency trends, the Company expects credit quality to remain solid for the foreseeable future.
Transaction Services revenue decreased 2 percent in the second quarter to $188.7 million compared to the prior-year period. Adjusted EBITDA decreased 37 percent in the second quarter to $19.3 million compared to the prior-year period. Revenue primarily decreased as a result of attrition in the non-core merchant services business. As expected, adjusted EBITDA was also impacted by an increase in costs related to late system conversions on utility contracts and penalties associated with these delays. The Company expects expenses to return to a more normalized level in the second half of the year. Additionally, the Company invested in collections and client support functions within private label services. Positive results were immediately realized and are reflected in the over-performance in our Credit Services segment, which more than offset the investment.
Outlook
Based on Alliance Data’s strong performance in the first half of 2007, the Company is raising its full year guidance as follows:
•	Revenue — increasing to at least $2.25 billion, up from the previous guidance of $2.2 billion;

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July 18, 2007
•	Adjusted EBITDA of at least $630.0 million, up from the previous guidance of $615.0 million; and

•	Cash earnings per share of at least $3.65 per share, up from the previous guidance of $3.60 per share.
For the third quarter of 2007, the Company expects cash earnings per share in the low-to mid- 90 cent range.
Financial Measures
In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as adjusted EBITDA, operating EBITDA, cash earnings and cash earnings per diluted share. These Financial Measures also exclude the impact of the merger costs. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.
Conference Call
Alliance Data will host a conference call on July 18, 2007 at 5:00 p.m. (Eastern) to discuss the Company’s second quarter results. The conference call will be available via the Internet at www.AllianceData.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary software. The recorded webcast will also be available on the Company’s website.
If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial 877-519-4471 and enter “8992660.” The replay will be available from two hours after the end of the call until 11:59 p.m. (Eastern) on July 25, 2007.
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-

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July 18, 2007
driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.
Alliance Data’s Safe Harbor Statement/Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to, and any developments related to, the Company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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July 18, 2007
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	Change	2007	2006	Change
Revenues	$563.8	$490.5	15%	$1,113.0	$967.7	15%

Net income	$44.1	$44.8	(2)%	$101.0	$101.2	—%

Net income per share — diluted	$0.55	$0.55	—%	$1.25	$1.24	1%

Adjusted EBITDA	$152.1	$127.7	19%	$312.3	$261.9	19%

Operating EBITDA	$175.6	$139.6	26%	$326.3	$278.6	17%

Cash earnings	$69.2	$63.4	9%	$146.1	$132.6	10%

Cash earnings per share — diluted	$0.86	$0.77	12%	$1.81	$1.62	12%

	As of	As of
	June 30,	December 31,
	2007	2006
Cash and cash equivalents	$143.1	$180.1
Seller’s interest and credit card receivables	470.6	569.4
Redemption settlement assets	289.0	261.0
Intangible assets, net	405.3	263.9
Goodwill	1,215.1	970.0
Total assets	3,776.1	3,404.0

Deferred revenue	738.2	651.5
Certificates of deposit	261.0	299.0
Core debt	1,079.8	745.4
Total liabilities	2,672.2	2,332.5
Stockholders’ equity	1,103.9	1,071.5

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July 18, 2007
ALLIANCE DATA SYSTEMS CORPORATION
SUMMARY FINANCIAL HIGHLIGHTS
(In millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	Change	2007	2006	Change
Segment Revenue:
Marketing Services	$262.5	$208.7	26%	$495.0	$385.2	29%
Credit Services	201.4	176.9	14%	416.7	376.0	11%
Transaction Services	188.7	193.3	(2)%	383.0	385.0	(1)%
Intersegment	(88.8)	(88.4)	—%	(181.7)	(178.5)	2%

	$563.8	$490.5	15%	$1,113.0	$967.7	15%

Segment adjusted EBITDA:
Marketing Services	$52.2	$37.4	40%	$96.3	$64.3	50%
Credit Services	80.6	59.8	35%	171.7	138.5	24%
Transaction Services	19.3	30.5	(37)%	44.3	59.1	(25)%

	$152.1	$127.7	19%	$312.3	$261.9	19%

Key Performance Indicators:
Statements generated	54.9	52.2	5%	111.0	104.1	7%
Managed receivables	$3,853.3	$3,557.0	8%	$3,884.8	$3,569.4	9%
Private label credit sales	$1,917.2	$1,884.2	2%	$3,503.6	$3,378.3	4%
AIR MILES Reward Miles issued	1,036.1	963.9	7%	1,978.2	1,820.3	9%
AIR MILES Reward Miles redeemed	673.9	580.3	16%	1,318.3	1,134.6	16%

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July 18, 2007
ALLIANCE DATA SYSTEMS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Total revenue	$563.8	$490.5	$1,113.0	$967.7

Total operating expenses	472.9	407.3	913.5	785.1

Operating income	90.9	83.2	199.5	182.6

Interest expense, net	19.0	10.1	34.8	18.6

Income before income taxes	71.9	73.1	164.7	164.0
Income tax expense	27.8	28.3	63.7	62.8

Net income	$44.1	$44.8	$101.0	$101.2

Net income per share — basic	$0.56	$0.56	$1.28	$1.26

Net income per share — diluted	$0.55	$0.55	$1.25	$1.24

Weighted average shares outstanding — basic	78.2	80.1	78.6	80.0

Weighted average shares outstanding — diluted (1)	80.5	81.9	80.8	81.7

(1)	During 2005 and 2006, the Company announced three stock repurchase programs to acquire up to an aggregate of $900.0 million of its outstanding common stock. As of June 30, 2007, the Company has purchased $403.3 million at an average price of $46.87.

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July 18, 2007
ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF NON-GAAP INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Adjusted EBITDA and Operating EBITDA:
Net income (GAAP measure)	$44.1	$44.8	$101.0	$101.2
Income tax expense	27.8	28.3	63.7	62.8
Interest expense, net	19.0	10.1	34.8	18.6
Stock compensation expense — restricted stock related	7.9	6.6	15.7	8.1
Stock compensation expense— stock option related	4.0	6.0	8.3	11.8
Depreciation and other amortization	21.5	15.8	41.6	31.0
Amortization of purchased intangibles	21.6	16.1	41.0	28.4
Merger costs	6.2	—	6.2	—

Adjusted EBITDA	152.1	127.7	312.3	261.9
Change in deferred revenue	73.6	43.5	86.7	51.8
Change in redemption settlement assets	(11.4)	(14.4)	(28.0)	(19.8)
Foreign currency impact	(38.7)	(17.2)	(44.7)	(15.3)

Operating EBITDA	$175.6	$139.6	$326.3	$278.6

Cash Earnings:
Net income (GAAP measure)	$44.1	$44.8	$101.0	$101.2
Add back non-cash non-operating items and merger costs:
Amortization of purchased intangibles	21.6	16.1	41.0	28.4
Stock compensation expense	11.9	12.6	24.0	19.9
Merger costs	6.2	—	6.2	—
Income tax effect (2)	(14.6)	(10.1)	(26.1)	(16.9)

Cash earnings	$69.2	$63.4	$146.1	$132.6

Weighted average shares outstanding — diluted (1)	80.5	81.9	80.8	81.7
Cash earnings per share — diluted	$0.86	$0.77	$1.81	$1.62

(1)	During 2005 and 2006, the Company announced three stock repurchase programs to acquire up to an aggregate of $900.0 million of its outstanding common stock. As of June 30, 2007, the Company has purchased $403.3 million at an average price of $46.87.

(2)	Represents GAAP income taxes adjusted for the related tax benefit or expense for the non-GAAP measure adjustments.

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ALLIANCE DATA SYSTEMS CORPORATION
RECONCILIATION OF SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three months ended June 30, 2007
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income(3)	amortization	expense	EBITDA(4)
Marketing Services	$21.2	$25.3	$5.7	$52.2
Credit Services	75.0	3.4	2.2	80.6
Transaction Services	0.9	14.4	4.0	19.3

	$97.1	$43.1	$11.9	$152.1

	Three months ended June 30, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income (3)	amortization	expense	EBITDA(4)
Marketing Services	$17.9	$14.3	$5.2	$37.4
Credit Services	53.9	3.3	2.6	59.8
Transaction Services	11.4	14.3	4.8	30.5

	$83.2	$31.9	$12.6	$127.7

	Six months ended June 30, 2007
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income(3)	amortization	expense	EBITDA(4)
Marketing Services	$37.9	$47.1	$11.3	$96.3
Credit Services	160.2	6.9	4.6	171.7
Transaction Services	7.6	28.6	8.1	44.3

	$205.7	$82.6	$24.0	$312.3

	Six months ended June 30, 2006
			Stock
	Operating	Depreciation &	compensation	Adjusted
	income(3)	amortization	expense	EBITDA(4)
Marketing Services	$30.2	$25.8	$8.3	$64.3
Credit Services	129.0	5.8	3.7	138.5
Transaction Services	23.4	27.8	7.9	59.1

	$182.6	$59.4	$19.9	$261.9

(3)	Operating income excludes merger costs which are not allocated to the respective segments. Merger costs were approximately $6.2 million for the three and six months ended June 30, 2007.

(4)	Represents segment Adjusted EBITDA and is equal to operating income plus depreciation and amortization and stock compensation expense.
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